Exhibit 99.03

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 16, 2012, pursuant to an Agreement and Plan of Merger dated as of August 31, 2012, a wholly-owned subsidiary of FormFactor, Inc. (the “Company” or “FormFactor”) merged with and into Astria Semiconductor Holding, Inc. (“Astria”), with Astria continuing as the surviving corporation and as a wholly-owned subsidiary of FormFactor (the “Acquisition”). The Acquisition was accounted for under the acquisition method of accounting for business combinations, with FormFactor treated as the acquiring company for accounting purposes.

The unaudited pro forma condensed combined balance sheet at June 30, 2012 gives effect to the Acquisition as if it had occurred on June 30, 2012 and includes all adjustments which give effect to events that are directly attributable to the Acquisition and that are factually supportable. The unaudited pro forma condensed combined statements of operations for each of the year ended December 31, 2011 and the six months ended June 30, 2012 are presented as if the Acquisition was consummated on January 1, 2011 and include all adjustments which give effect to events that are directly attributable to the Acquisition, expected to have a continuing impact and that are factually supportable.  The pro forma condensed combined financial statements presented herein are based on the historical financial statements of FormFactor and Astria after giving effect to the Acquisition using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combine the Company’s unaudited consolidated statement of operations for the six months ended June 30, 2012 with Astria’s unaudited consolidated statement of operations for the six months ended June 30, 2012.

The FormFactor consolidated balance sheet and statement of operations information as of and for the six months ended June 30, 2012 was derived from its unaudited condensed consolidated financial statements included in its Form 10-Q for the six months ended June 30, 2012, (the “FormFactor 10-Q”).  The FormFactor statement of operations information for the year ended December 31, 2011 was derived from its audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011, filed by the Company with the SEC, (the “FormFactor 10-K”).

The Astria consolidated balance sheet and statement of operations information as of and for the six months ended June 30, 2012 was derived from its unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2012 included in Exhibit 99.02 to this current report on Form 8-K/A, and its statement of operations information for the year ended December 31, 2011 was derived from its audited consolidated financial statements for the year ended December 31, 2011 included in Exhibit 99.01 to this current report on Form 8-K/A.

The Company has not completed a full, detailed valuation analysis necessary to determine the fair values of Astria’s identifiable assets acquired and liabilities assumed in the Acquisition.  However, a preliminary valuation analysis based upon assumptions used by management was performed as of June 30, 2012, the date on which the Acquisition is deemed to have occurred for purposes of the pro forma balance sheet, related to its intangible assets, inventories, property and equipment.  The acquisition of Astria created goodwill as the acquisition consideration exceeded the fair value attributable to identifiable assets and liabilities.  Accordingly, the unaudited pro forma condensed combined financial statements include only preliminary estimates. The amounts of assets acquired and liabilities assumed in the acquisition accounting will be based on their respective fair values as determined at the time of closing of the Acquisition on October 16, 2012, and may differ significantly from these preliminary estimates.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition.  The unaudited pro forma condensed combined financial statements also do not include any future integration costs.  The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had FormFactor and Astria been a combined company during the specified periods.  The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical audited consolidated financial statements of FormFactor as of and for the year ended December 31, 2011 included in the FormFactor 10-K; the historical unaudited consolidated financial statements of FormFactor as of and for the six months ended June 30, 2012 included in the FormFactor 10-Q; the historical audited consolidated financial statements of Astria as of and for the year ended December 31, 2011 included in Exhibit 99.01 to this current report on Form 8-K/A; and the historical unaudited consolidated financial statements of Astria as of and for the six months ended June 30, 2012 included in Exhibit 99.02 to this current report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(in thousands)

	Historical FormFactor	Historical Astria	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$144,823	$6,254	$(99,499	)(a)	$47,257
			(1,821	)(b)
			(2,500	)(c)
Marketable securities	132,901	—	—		132,901
Accounts receivable, net	27,726	18,657	—		46,383
Inventories	20,507	8,979	3,425	(d)	32,911
Other current assets and prepaid expenses	7,229	1,532	2,098	(a)	10,859
Deferred income tax assets	727	2,943	(2,943	)(e)	727

Total current assets	333,913	38,365	(101,240)		271,038
Restricted cash	317	—	—		317
Property, plant and equipment, net	34,225	9,488	3,300	(f)	47,013
Intangible assets, net	—	8,957	(8,957	)(g)	77,500
			77,500	(h)
Goodwill	—	—	44,143	(i)	44,143
Deferred income tax assets	5,818	—	31,891	(o)	37,709
Other long-term assets	4,081	187	(32	)(j)	4,236

Total assets	$378,354	$56,997	$46,605		$481,956

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,833	$9,619	$—		$27,452
Accrued liabilities	16,107	6,188	5,798	(k)	28,237
			(105	)(l)
			249	(m)
Income tax payable	278	257	—		535
Current portion of long-term debt	—	669	—		669
Warrant liabilities	—	6,763	(6,763	)(n)	—
Deferred revenue	6,232	—	—		6,232

Total current liabilities	40,450	23,496	(821)		63,125
Long-term line of credit	—	2,500	(2,500	)(c)	—
Deferred income tax liabilities	—	2,059	(2,059	)(e)	31,891
			31,891	(o)
Long-term debt	—	640	—		640
Long-term income tax payable	1,337	1,859	—		3,196
Deferred rent and other liabilities	4,158	748	(748	)(l)	4,158

Total liabilities	45,945	31,302	25,763		103,010

Redeemable convertible preferred stock	—	20	(20	)(p)	—

Stockholders’ equity:
Common stock	51	1	3	(a)	54
			(1	)(p)
Additional paid-in capital	659,830	23,270	13,803	(a)	673,633
			(775	)(b)
			(22,495	)(p)
Accumulated other comprehensive income	2,321	—	—		2,321
Retained earnings (accumulated deficit)	(329,793)	1,358	3,250	(a)	(297,062)
			(2,410	)(k)
			31,891	(o)
			(1,358	)(p)

Total stockholders’ equity	332,409	24,629	21,908		378,946
Non-controlling interest	—	1,046	(1,046	)(b)	—

Total equity	332,409	25,675	20,862		378,946

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$378,354	$56,997	$46,605		$481,956

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2011

(in thousands, except per share amounts)

	Historical FormFactor	Historical Astria	Pro Forma Adjustments		Pro Forma Combined

Revenues	$169,325	$87,333	$—		$256,658
Cost of revenues	148,367	50,477	928	(f)	211,609
			(731	)(g)
			12,568	(q)

Gross profit	20,958	36,856	(12,765)		45,049
Operating expenses:
Research and development	43,544	11,884	—		55,428
Selling, general and administrative	46,705	12,995	172	(f)	62,557
			(669	)(g)
			139	(l)
			3,215	(q)
Restructuring charges, net	522	—	—		522
Impairment of long-lived asset	549	—	—		549

Total operating expenses	91,320	24,879	2,857		119,056

Income (loss) from operations	(70,362)	11,977	(15,622)		(74,007)
Interest income, net	1,404	5	(434	)(r)	975
Interest expense	—	(2,418)	505	(c)	(150)
			1,763	(n)
Other income (expense), net	1,076	(80)	—		996

Income (loss) before provision for income tax expense	(67,882)	9,484	(13,788)		(72,186)
Provision for (benefit from) income tax expense	(1,901)	3,486	(3,412	)(s)	(1,827)

Net income (loss) before noncontrolling interest	(65,981)	5,998	(10,376)		(70,359)
Noncontrolling interest	—	167	(167	)(t)	—

Net income (loss)	$(65,981)	$5,831	$(10,209)		$(70,359)

Net loss per share:
Basic	$(1.31)				$(1.31)

Diluted	$(1.31)				$(1.31)

Weighted-average common shares used in computing net loss per share:
Basic	50,521		3,021	(u)	53,542

Diluted	50,521		3,021	(u)	53,542

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2012

(in thousands, except per share amounts)

	Historical FormFactor	Historical Astria	Pro Forma Adjustments		Pro Forma Combined

Revenues	$89,619	$52,037	$—		$141,656
Cost of revenues	69,296	32,104	464	(f)	106,800
			(365	)(g)
			5,301	(q)

Gross profit	20,323	19,933	(5,400)		34,856
Operating expenses:
Research and development	21,782	6,193	—		27,975
Selling, general and administrative	22,679	9,144	86	(f)	33,233
			(335	)(g)
			84	(l)
			1,575	(q)
Restructuring charges, net	103	—	—		103
Impairment of long-lived asset	229	—	—		229

Total operating expenses	44,793	15,337	1,410		61,540

Income (loss) from operations	(24,470)	4,596	(6,810)		(26,684)
Interest income, net	394	—	(136	)(r)	258
Interest expense	—	(1,299)	103	(c)	(51)
			1,145	(n)
Other income (loss), net	956	(5)	—		951

Income (loss) before provision for income tax expense	(23,120)	3,292	(5,698)		(25,526)
Provision for (benefit from) income tax expense	(1,449)	1,569	(1,503	)(s)	(1,383)

Net income (loss) before noncontrolling interest	(21,671)	1,723	(4,195)		(24,143)
Noncontrolling interest	—	127	(127	)(t)	—

Net income (loss)	$(21,671)	$1,596	$(4,068)		$(24,143)

Net loss per share:
Basic	$(0.44)				$(0.46)

Diluted	$(0.44)				$(0.46)

Weighted-average common shares used in computing net loss per share:
Basic	49,652		3,021	(u)	52,673

Diluted	49,652		3,021	(u)	52,673

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On October 16, 2012, pursuant to an Agreement and Plan of Merger dated as of August 31, 2012 (the “Acquisition Agreement”), a wholly-owned subsidiary of FormFactor, Inc. (the “Company” or “FormFactor”) merged with and into Astria Semiconductor Holding, Inc. (“Astria”), with Astria continuing as the surviving corporation and as a wholly-owned subsidiary of FormFactor (the “Acquisition”). The Acquisition was accounted for under the acquisition method of accounting for business combinations, with FormFactor treated as the acquiring company for accounting purposes.

The unaudited pro forma condensed combined balance sheet on June 30, 2012 gives effect to the Acquisition as if it had occurred on June 30, 2012. The unaudited pro forma condensed combined statements of operations for each of the year ended December 31, 2011 and the six months ended June 30, 2012 are presented as if the Acquisition was consummated on January 1, 2011.  The pro forma condensed combined financial statements presented herein are based on the historical financial statements of FormFactor and Astria after giving effect to the Acquisition using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes.  The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 combined the Company’s unaudited consolidated statement of operations for the six months ended June 30, 2012 with Astria’s unaudited consolidated statement of operations for the six months ended June 30, 2012.

Under the terms of the Acquisition Agreement, the consideration to be paid by FormFactor to Astria’s security holders consists of a) $100 million in cash, subject to increase or decrease based on the Company’s working capital as of the consummation of the Acquisition relative to an agreed upon target and b) 3,020,944 shares of FormFactor’s common stock valued at the closing market price of $4.57 on October 16, 2012, and c) the fair value of a settlement related to patent litigation between the two parties.  Total acquisition consideration is as follows (in thousands):

Amount
Cash payment at closing	$99,499
Working capital adjustment	(2,098)
Common shares of FormFactor	13,806
Settlement of litigation	3,250

Total acquisition consideration exchanged	$114,457

Under the acquisition method of accounting, identifiable assets and liabilities of Astria, including identifiable intangible assets, were recorded based on their estimated fair values as of the effective time of the Acquisition.  Goodwill is calculated as the difference between the estimated acquisition consideration and fair values of identifiable net assets acquired.

The estimated acquisition consideration and the fair values of the identified assets and liabilities are, in part, based upon a preliminary management valuation, as described below, and the Company’s estimates and assumptions which are subject to change.

Tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts, except for adjustments to inventories and property and equipment which were adjusted to fair value.  Management believes that these amounts approximate their current fair values as of the deemed acquisition date of June 30, 2012.

Inventories: Inventories acquired include raw materials, work-in-process and finished goods. The fair value of finished goods has been determined based on the estimated selling price, net of selling costs and a margin on the selling costs. The fair value of work-in-process has been determined based on the estimated selling price, net of selling costs and costs to complete and a margin on the selling costs.  The fair value of raw materials has been estimated to equal their replacement cost.

Property and equipment: Astria’s property and equipment primarily consists of manufacturing equipment, computers, and furniture and fixtures with a relatively short useful economic life.  The fair value of the assets was determined using the indirect cost approach.

Identifiable intangible assets and liabilities: Identifiable intangible assets and liabilities acquired include existing technology, customer relationships, trade names, favorable lease asset, backlog and in-process research and development. The fair value of intangible assets is based on management’s preliminary valuation as of the deemed acquisition date of June 30, 2012.  Estimated useful lives (where relevant for the purposes of these unaudited pro forma financial statements) are based on the time periods during which the intangibles are expected to result in incremental cash flows.

•                                  Existing technology: The intangible assets reflect the estimated value of Astria’s existing technology. The fair value of existing technology of $31.1 million was determined using the income approach.  The income approach explicitly recognizes that the fair value of an asset is premised upon the expected receipt of future economic benefits such as earnings and cash inflows based on current sales projections and estimated direct costs for each product.  Indications of value are developed by discounting these benefits to their present worth at a discount rate that reflects the current return requirements of the market participants.  The fair value of existing technology was capitalized as of the acquisition date and subsequently will be amortized over the estimated remaining life of the products ranging from 1 to 4 years.

•                              Customer relationships: Customer relationships reflect the estimated value of the existing relationships with Astria’s current customers.  The fair value of the customer relationships of $17.0 million was determined using the income approach and the cost replacement approach.  The Company will amortize the customer relationships over an estimated life of 8 years.

•                              Trade names:  The intangible assets reflect the estimated value of the use of the trade names of MicroProbe and MicroManipulator under which Astria sells its products.  The fair value of the trade names of $4.5 million was determined using the relief from royalty approach.  Under the relief from royalty method, the value of the subject assets is estimated by determining the royalties the Company is relieved from paying because the Company owns the assets.  The Company will amortize the trade names using the straight-line method over an estimated life of 8 years.

•                              Favorable lease asset: Astria entered into a lease for office space in San Jose California. The contract rate for the office lease is below the current market rate.  The fair value of the asset represents the difference between the current market rate and the contract rate over the length of the lease, discounted to its present value.  The fair value of the asset will be recorded as of the acquisition date and amortized straight-line as an increase in rent expense over the remaining lease period.

•                                  Backlog: The backlog represents the estimated value of products which have already been sold and are waiting to be manufactured and delivered.  The fair value of the backlog of $3.4 million was determined using the income approach and is expected to be amortized to cost of revenues sales over the period of six months.

•                                  In-process research and development: In-process research and development represents incomplete research and development projects at Astria.  Management estimated that $21.1 million of the acquisition consideration represents the fair value of acquired in-process research and development.  The fair value of in-process research and development was determined using the income approach.  It also took into consideration information and certain program-related documents and forecasts prepared by management.  The fair value of in-process research and development was capitalized as of the acquisition date and is subsequently accounted for as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts.  Accordingly, during the development period after the completion of the acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing.  Upon successful completion of the development process for an acquired in-process research and development project, determination as to the useful life of the asset will be made.  The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would begin over the estimated useful life of the asset.

Goodwill: Goodwill represents the excess of the preliminary acquisition consideration over the estimated fair values of net assets acquired. Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present.  In the future, if it is determined that goodwill is impaired, an impairment charge would be recorded at that time.

Deferred income tax assets and liabilities: Deferred income tax assets and liabilities arise from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases.  Deferred income tax assets and liabilities are recorded at the currently enacted rates which will be in effect at the time when the temporary differences are expected to reverse in the country where the underlying assets and liabilities are located.

Pre-acquisition contingencies: The Company has not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to management prior to the end of the measurement period (no longer than 12 months after the closing of the Acquisition), which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be reflected in the acquisition accounting.

The preliminary determination of the fair value of the acquired net assets, assuming the Acquisition had closed on June 30, 2012, is as follows (in thousands):

Amount
Cash and cash equivalents	$1,933
Accounts receivable	18,657
Inventories	12,404
Other current assets and prepaid assets	1,532
Property and equipment	12,788
Other long-term assets	155
Accounts payable and accrued expenses	(19,596)
Capital leases	(1,309)
Other long-term liabilities	(1,859)
Deferred income tax liabilities	(31,891)

Total tangible assets acquired and liabilities assumed	(7,186)

Intangible assets	77,500
Goodwill	44,143

Total intangible assets acquired	121,643

Total pro forma net assets acquired	$114,457

The final determination of the fair value of the identifiable net assets acquired will be based on Astria’s assets acquired and liabilities assumed as of the effective time of the Acquisition on October 16, 2012.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the Acquisition’s estimated consideration and to adjust amounts related to the tangible and intangible assets and liabilities of Astria to reflect the preliminary estimate of their fair values and the impact on the statement of operations as if FormFactor and Astria had been combined during the periods presented.  The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)         To record consideration paid by FormFactor as part of the Acquisition.

(b)         To reflect the purchase of the non-controlling interest in an Astria subsidiary prior to the closing of the Acquisition as if the Acquisition closed on June 30, 2012.

(c)          To reflect the pay-off of the existing line of credit prior to the Acquisition as if the Acquisition closed on June 30, 2012 and eliminate the related historical interest expense for the year ended December 31, 2011 and the six months ended June 30, 2012.

(d)         To reflect the estimated fair value of the Astria inventory acquired as of June 30, 2012.

(e)          To eliminate existing deferred income tax assets and liabilities.

(f)           To reflect the estimated fair value of the Astria property and equipment acquired as of June 30, 2012 and to record the related additional depreciation expense.

(g)          To eliminate Astria’s existing intangible assets prior to acquisition and the historical intangible asset amortization expense of Astria for the year ended December 31, 2011 and the six months ended June 30, 2012.

(h)         To record estimated fair value of the Astria identifiable intangible assets acquired.

(i)             To record goodwill related to the Acquisition.

(j)            To remove the remaining unamortized debt issuance costs related to the line of credit.

(k)         To record FormFactor’s and Astria’s estimated transaction costs which were incurred after June 30, 2012.  These estimated transaction costs are included in assumed liabilities as of June 30, 2012, as the transaction costs are assumed to have been incurred prior to closing of the Acquisition on June 30, 2012.  FormFactor’s estimated transaction costs are included in accumulated deficit and accrued liabilities as of June 30, 2012.  Astria’s estimated transaction costs are included in assumed liabilities as of June 30, 2012.

(l)             To eliminate the amount of deferred rent as of the acquisition date and adjust historical rental expense for the year ended December 31, 2011 and the six months ended June 30, 2012 as if the Acquisition closed on January 1, 2011.

(m)     To record payroll tax liability related to the exercise of vested stock options in conjunction with the Acquisition closing.

(n)         To remove the Astria warrant liabilities which was converted to Astria common stock immediately prior to the Acquisition closing and to eliminate the historical fair value adjustment related to the warrant liabilities.

(o)         To establish deferred income tax liabilities associated with the Astria intangible assets acquired and to reflect the release of deferred income tax valuation allowances as a result of the establishment of deferred income tax liabilities related to the Acquisition.

(p)         To record the elimination of the Astria equity accounts of redeemable convertible preferred stock, common stock, additional paid-in capital, and retained earnings.

(q)         To record amortization expense for identifiable intangible assets as if the Acquisition occurred on January 1, 2011.

(r)            To adjust interest income related to the cash paid in connection with the Acquisition. The decrease in interest income was determined by applying the average rate of return for the respective periods to the assumed net decrease in the cash balance of FormFactor.

(s)           To adjust the income tax provision at a blended statutory tax rate of 37.8% as if FormFactor and Astria had been a combined company during the pro forma periods.

(t)            To eliminate net income attributable to non-controlling interest as if the Acquisition occurred on January 1, 2011.

(u)         To adjust pro forma basic and diluted net loss per share to reflect the issuance of 3.0 million shares of FormFactor common stock related to the Acquisition as if the shares had been outstanding throughout the periods presented.

3. Non-recurring Transaction Costs

FormFactor and Astria have incurred and FormFactor will continue to incur certain non-recurring transaction expenses.  Non-recurring transaction expenses were incurred after the six months ended June 30, 2012. The pro forma condensed combined balance sheet as of June 30, 2012 includes an adjustment of $2.4 million to accrued liabilities for transaction expenses incurred by FormFactor subsequent to June 30, 2012 (see Note 2, Pro Forma Adjustments above).  These transaction expenses are not reflected in the pro forma condensed combined statement of operations for the six months ended June 30, 2012, as they are not expected to have a continuing impact on operations.  Estimated transaction expenses of Astria related to the Acquisition of $3.4 million, which were incurred after June 30, 2012, have been included in accrued liabilities as of June 30, 2012.